UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 5, 2013 (December 5, 2013)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 St. Elzéar Blvd. West, Laval, Quebec		H7L 4A8
(Address of principal executive offices)		(Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Valeant Pharmaceuticals International, Inc. (the “Company”) intends to amend its senior secured credit facility (the “Credit Facility Amendment”). A meeting is scheduled between senior officers of the Company and its lenders to be held on December 5, 2013 related to the Credit Facility Amendment. The terms of the Credit Facility Amendment are expected to include a reduction in the interest margins on its Series E Tranche B Term Loans, an extension to the maturity of all or a portion of its Series A-1 Tranche A Term Loans and Series A-2 Tranche A Term Loans, and certain other amendments. There can be no assurances that such Credit Facility Amendment will be completed on these terms or at all.

In connection with the Credit Facility Agreement, the Company will be making a slide presentation to prospective lenders (the “Lender Presentation Slides”). Certain of the Lender Presentation Slides are furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Certain slides of the presentation of Valeant Pharmaceuticals International, Inc. dated December 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: December 5, 2013	By:	/s/ Howard B. Schiller
Howard B. Schiller Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Certain slides of the presentation of Valeant Pharmaceuticals International, Inc. dated December 5, 2013.